Exhibit 23.1

VIA EDGAR

March 29, 2019

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE:	Opinion of Counsel

    Registration Statement on Form S-1 under the Securities Act of 1933

    Great-West SecureFoundation Group Fixed Deferred Annuity Certificate, File No. 333-[    ]

    (formerly 333-209902)

Ladies and Gentlemen:

I hereby consent to the reference to my name under the caption “Legal Matters” in the prospectus, filed as part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Ryan L. Logsdon
Ryan L. Logsdon
Vice President, Associate General Counsel and Secretary

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

8515 E. ORCHARD ROAD · GREENWOOD VILLAGE, CO 80111 · (303) 737-3000